UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2008

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Enclave Parkway
Houston, Texas	77077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Explanatory Notes:

This Form 8-K/A amends the Current Report on Form 8-K of Cabot Oil & Gas Corporation (the “Company”) filed with the United States Securities and Exchange Commission on August 19, 2008 reporting that, on August 15, 2008, the Company completed the previously announced acquisition of East Texas Properties. The Report is being amended to include financial statements and pro forma information required by Items 9.01(a) and 9.01(b) of Form 8-K and to include exhibits under Item 9.01(d) of Form 8-K.

The acquisition includes certain producing oil and gas properties located in Panola and Rusk counties, Texas comprising approximately 25,000 gross leasehold acres with a 97% average working interest near the Company’s existing Minden field. In addition, the acquisition included a natural gas gathering infrastructure of approximately 31 miles of pipeline, 5,400 horsepower of compression and four water disposal wells. Total net cash consideration paid by the Company in the transaction was approximately $603.7 million, which reflects the total gross purchase price of $604.4 million adjusted by $0.7 million comprised of a $1.7 million decrease for the impact of purchase price adjustments, including adjustments based on each party’s share of production proceeds received, expenses paid and capital costs incurred for periods before and after the effective date of the acquisition of May 1, 2008, and a $1.0 million increase for the impact of transaction costs, which were primarily legal and accounting costs.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

Attached hereto as Exhibit 99.1 are the following:

•	Independent Registered Public Accounting Firm’s Report from Ehrhardt Keefe Steiner & Hottman PC
•	Unaudited Statements of Combined Revenues and Direct Operating Expenses for the six months ended June 30, 2008 and 2007
•	Audited Statement of Combined Revenues and Direct Operating Expenses for the year ended December 31, 2007
•	Notes to the Financial Statements
•	Unaudited Supplemental Disclosures on Oil and Gas Exploration, Development and Production Activities as of December 31, 2007

(b)	Pro forma financial information

Attached hereto as Exhibit 99.2 are the Unaudited Pro Forma Condensed Combined Statements of Combined Revenues and Direct Operating Expenses for the six months ended June 30, 2008 and for the year ended December 31, 2007, the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2008, and the related notes showing the pro forma effects of the Company’s acquisition of East Texas Properties from the Sellers. Unaudited Pro Forma Supplemental Oil and Gas Disclosures as of December 31, 2007 are also provided.

(d)	Exhibits

23.1	Consent of Ehrhardt Keefe Steiner & Hottman PC

99.1	Historical financial information

99.2	Pro forma financial information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By:	/s/ Henry C. Smyth
Henry C. Smyth Vice President, Controller and Treasurer

Date: October 29, 2008